Exhibit 10.2

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is dated as of December 13, 2021, by and among Debora Frodl, Richard Thompson and Patrick Wood, III (each a “Director” and collectively, the “Directors”), Spring Valley Acquisition Corp., a Cayman Islands exempted company (“Acquiror”), and NuScale Power, LLC, an Oregon limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, Spring Valley Merger Sub, LLC, an Oregon limited liability company, and the Company entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”); and

WHEREAS, as an inducement to the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SUPPORT AGREEMENT

Section 1.1            Director Voting Agreements.

(a)               At any meeting of the stockholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of Acquiror is sought, each Director agrees, on behalf of and solely with respect to himself or herself, and solely in his or her capacity as a stockholder and not in his or her capacity as a director of Acquiror, to (i) appear at each such meeting or otherwise cause all of his or her Class B ordinary shares of Acquiror, par value $0.0001 per share (“Class B Shares”) (other than any Class B Shares held by Director on behalf of the Strategic Investors) and any shares of Acquiror Common Stock that such Director holds of record or beneficially, as of the date hereof, or acquires record or beneficial ownership of after the date hereof (collectively, the “Subject Acquiror Shares”) to be counted as present thereat for purposes of calculating a quorum, (ii) not redeem any Subject Acquiror Shares at such meeting and (iii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Acquiror Shares with respect to any vote of the stockholders of Acquiror:

(i)                 in favor of each Proposal;

(ii)              in favor of any proposal to adjourn a meeting at which there is a proposal for shareholders of the Company to approve and adopt the Proposals to a later date if there are not sufficient votes to approve and adopt the Proposals, or if there are not sufficient shares present in person or represented by proxy at such meeting to constitute a quorum; and

(iii)            against any proposal in opposition to approval of the Merger Agreement or inconsistent with the Merger Agreement or the Transactions.

Section 1.2            No Inconsistent Agreement. Each Director, solely with respect to himself or herself, hereby represents and covenants that such Director has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Director’s obligations hereunder.

ARTICLE II

DIRECTOR REPRESENTATIONS AND WARRANTIES

Section 2.1            Director Representations and Warranties. Director, solely with respect to himself or herself, hereby represents and warrants as of the date hereof as follows:

(a)               Director holds 40,000 issued and outstanding Class B Shares.

(b)               Director is a natural person and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder.

(c)               This Agreement has been duly and validly executed and delivered by Director and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, this Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Director enforceable against it in accordance with its terms.

(d)               Director understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon Director’s execution and delivery of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1            No Redemption. Director agrees and acknowledges solely on behalf of himself or herself that in connection with the transactions contemplated by the Merger Agreement, Director shall not seek redemption of its Class B Shares.

Section 3.2            Authorization; No Breach. Each of Director, Acquiror and the Company has all requisite corporate or limited liability company power, as applicable, without violating any agreement to which it is bound, to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by all requisite corporate or limited liability company action, as applicable, and no other actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement.

Section 3.3            Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the consummation of the Closing, (b) the termination of the Merger Agreement in accordance with Article X thereof and (c) the liquidation of Acquiror. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.4            Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to its choice of law rules). Each party hereto hereby irrevocably and unconditionally (a) agrees that all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall only be brought in the Court of Chancery of the State of Delaware or the federal courts of the United States of America, the United States District Court for the District of Delaware, sitting in New Castle County, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof, and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action or proceeding.

Section 3.5            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.5.

Section 3.6            Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.7            Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

Section 3.8            Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, Director and the Company.

Section 3.9            Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.10        Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror or a Director:

Spring Valley Acquisition Corp.

2100 McKinney Ave., Suite 1675

Dallas, TX 75201

Attention:	Christopher Sorrells
Email:	Chris.Sorrells@sv-ac.com

with a copy to (which will not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention:	Adam D. Larson, P.C.

Allan Kirk

Email:	Adam.Larson@kirkland.com

Allan.Kirk@kirkland.com

If to the Company:

NuScale Power, LLC

6650 SW Redwood Lane

Suite 210

Portland, OR 97224

Attention:	General Counsel
E-mail:	generalcounsel@nuscalepower.com

With copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, CA 92612

Attention:	David C. Lee

John M. Williams III

Evan M. D’Amico

E-mail:	DLee@GibsonDunn.com

JWilliams@GibsonDunn.com

EDAmico@GibsonDunn.com

Stoel Rives LLP

760 SW Ninth Avenue

Suite 3000
Portland, OR 97205

Attention:	Jason M. Brauser

James M. Kearney

E-mail:	Jason.brauser@stoel.com

Jim.kearney@stoel.com

Section 3.11        Counterparts. This Agreement may also be executed and delivered by facsimile signature or by other electronic means in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.12        Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Directors, Acquiror and the Company have each caused this Support Agreement to be duly executed as of the date first written above.

ACQUIROR:

SPRING VALLEY ACQUISITION CORP.

By:	/s/ Christopher Sorrells
Name: Christopher Sorrells
Title: Chief Executive Officer

[Signature Page to Support Agreement]

/s/ Debora Frodl
Debora Frodl

/s/ Richard Thompson
Richard Thompson

/s/ Patrick Wood, III
Patrick Wood, III

[Signature Page to Support Agreement]

COMPANY:

NUSCALE POWER, LLC

By:	/s/ John Hopkins
Name: John Hopkins
Title: Chief Executive Officer

[Signature Page to Support Agreement]